FEE WAIVER AGREEMENT

      AGREEMENT by and between Constellation Funds, a Delaware business trust (the "Trust"), and Touchstone Advisors, Inc. (the "Adviser").

      The Adviser hereby agrees to limit the "Other Expenses" at the following levels through the following dates for each of following Funds:

Fund                                                              Length/Type of Limitation                 Other Expense Limit
----                                                              -------------------------                 -------------------
Constellation TIP Mid Cap Fund Class I                            Contractual waiver through 3/1/2008       0.10% (Other Expenses)
Constellation TIP Mid Cap Fund Class II                           Contractual waiver through 3/1/2008       0.35% (Other Expenses)
Constellation Strategic Value and High Income Fund Class I        Contractual waiver through 3/1/2008       0.15% (Other Expenses)
Constellation Strategic Value and High Income Fund Class II       Contractual waiver through 3/1/2008       0.40% (Other Expenses)
Constellation Pitcairn Diversified Value Fund Class II            Contractual waiver through 3/1/2008       0.40% (Other Expenses)
Constellation Pitcairn Select Value Fund Class II                 Contractual waiver through 3/1/2008       0.45% (Other Expenses)
Constellation Pitcairn Diversified Growth Fund Class II           Contractual waiver through 3/1/2008       0.40% (Other Expenses)
Constellation Pitcairn Small Cap Fund Class II                    Contractual waiver through 3/1/2008       0.40% (Other Expenses)
Constellation Pitcairn Family Heritage Fund Class II              Contractual waiver through 3/1/2008       0.40% (Other Expenses)
Constellation Pitcairn Taxable Bond Fund Class II                 Contractual waiver through 3/1/2008       0.50% (Other Expenses)
Constellation Pitcairn Tax-Exempt Bond Fund Class II              Contractual waiver through 3/1/2008       0.40% (Other Expenses)
Constellation International Equity Fund Class II                  Contractual waiver through 3/1/2008       0.50% (Other Expenses)
Constellation Sands Capital Select Growth Fund Class I            Contractual waiver through 3/1/2008       0.25% (Other Expenses)
Constellation Sands Capital Select Growth Fund Class II           Contractual waiver through 3/1/2008       0.50% (Other Expenses)
Constellation HLAM Large Cap Quality Stock Fund Class II          Contractual waiver through 10/1/2008      0.50% (Other Expenses)

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to become effective as of March 1, 2006.

CONSTELLATION FUNDS

By:  /s/ William Dent
   ----------------------

Name: William Dent
      -------------------

Title: Vice President
       ------------------


TOUCHSTONE ADVISORS, INC.

By: /s/ James Grifo
   ----------------------

Name: James Grifo
      -------------------

Title: President
       ------------------